UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2025

Mural Oncology plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-41837	98-1748617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Earlsfort Terrace Dublin 2, D02 T380, Ireland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353- 1-905-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01	MURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On August 20, 2025, Mural Oncology plc (the “Company”) entered into a Transaction Agreement (the “Transaction Agreement”) with XOMA Royalty Corporation, a Nevada corporation (“Bidder”), and XRA 5 Corp., a Delaware corporation and wholly-owned subsidiary of Bidder (“Sub”). Under the terms of the Transaction Agreement, Sub has agreed to acquire the entire issued and to be issued share capital of the Company (the “Acquisition”) pursuant to an Irish High Court (the “High Court”) sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014 of Ireland (the “Scheme”), or under certain circumstances, subject to the terms of the Transaction Agreement, a Takeover Offer (as defined below). Subject to the satisfaction or waiver of all conditions set forth in the Conditions Appendix (as defined below), the Acquisition is expected to close by the end of 2025.

Pursuant to the terms of the Transaction Agreement and subject to certain conditions and the closing of the Acquisition (the “Closing”), the Company’s shareholders (i) are entitled to receive a base cash price of $2.035 per share (the “Base Price Per Share”), which has been calculated on the basis of the Company having approximately $36.2 million of closing net cash (calculated in accordance with the Transaction Agreement) (the “Estimated Closing Net Cash”) and is payable to the Company’s shareholders at the Closing regardless of the actual amount of the Company’s closing net cash on or before the Closing, and (ii) may receive an additional cash amount per share of up to $0.205 (the “Additional Price Per Share,” and together with the Base Price Per Share, the “Consideration”).

The Additional Price Per Share is calculated on the basis of the amount by which the Company’s actual closing net cash (calculated in accordance with the Transaction Agreement) on the Closing Net Cash Calculation Date (as defined in the Transaction Agreement) exceeds the Estimated Closing Net Cash. The Additional Price Per Share will only be payable to the Company’s shareholders upon the Closing if the Company’s actual closing net cash on the Closing Net Cash Calculation Date exceeds the Estimated Closing Net Cash. There is no certainty that the Company’s actual closing net cash on the Closing Net Cash Calculation Date will exceed the Estimated Closing Net Cash and, if the Company’s actual closing net cash does not exceed the Estimated Closing Net Cash, the amount of the Additional Price Per Share will be zero and each of the Company’s shareholders would receive only the Base Price Per Share. The Additional Price Per Share is subject to a cap of a maximum amount of $0.205 per share.

Each option to purchase Company shares that is outstanding as of immediately prior to the Closing (whether or not vested) shall, as of the Closing, be automatically cancelled and converted into the right to receive an amount equal to the Consideration for each share underlying the option minus the exercise price per share for such option. Any options that have an exercise price per share that is equal to or greater than the Consideration shall be cancelled and shall cease to be outstanding as of the Closing, and no Consideration shall be delivered in exchange for such options. Each restricted stock unit that is outstanding as of immediately prior to the Closing (whether or not vested) shall, as of the Closing, be automatically cancelled and converted into the right to receive an amount equal to the Consideration.

Following a strategic review process, the Board of Directors of the Company (the “Board of Directors”) determined that the Acquisition is in the best interests of the Company’s shareholders and approved the entry into the Transaction Agreement. In connection with the Acquisition, the Company will prepare, file and mail a proxy statement (the “Proxy Statement”) and seek the approval of its shareholders of the Scheme and the Acquisition, and any related resolutions as required by applicable law, at a scheme meeting (the “Scheme Meeting”) and an extraordinary general meeting of shareholders (the “EGM”). The Board of Directors has agreed to recommend that the Company’s shareholders vote in favor of the Scheme and the Acquisition, and all related resolutions.

The Closing is subject to customary closing conditions, including, among other things, (1) the approval by the shareholders of the Company of the Scheme and certain other related resolutions, (2) the sanction by the High Court of the Scheme and delivery of the court order to the Irish Registrar of Companies, (3) the accuracy of each party’s representations and warranties subject to certain materiality and material adverse effect exceptions and (4) the performance by each party of all of its covenants and agreements under the Transaction Agreement in all material respects. The conditions to the implementation of the Scheme are set forth in full in Appendix I to the announcement (the “Rule 2.7 Announcement”) issued by the Company, Bidder and Sub pursuant to Rule 2.7 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2022 (the “Irish Takeover Rules”) on August 20, 2025 (the “Conditions Appendix”) and attached hereto as Exhibit 2.2.

The Transaction Agreement contains customary representations, warranties and covenants by the Company, Bidder and Sub. From the date of the Transaction Agreement until the earlier of the Effective Time, the termination of the Transaction Agreement and the date, if any, on which the Scheme or Takeover Offer lapses or is withdrawn, or Bidder or Sub otherwise announce or determine that they will not proceed with the Acquisition, the Company has agreed, and has agreed to cause its subsidiaries, to use all reasonable efforts to operate its business in the ordinary course of business consistent with a wind-down of the operations and research and development activities of the Company, and has agreed to certain other customary operating covenants as specified in the Transaction Agreement.

The Transaction Agreement provides that the Board of Directors has agreed to recommend that the shareholders of the Company vote in favor of the Scheme and the Acquisition (the “Board Recommendation”) and further requires that the Board of Directors will not, among other things, (i) withdraw (or modify in any manner adverse to Bidder or Sub), or publicly propose to withdraw (or modify in any manner adverse to Bidder or Sub), the Board Recommendation, (ii) fail to include the Board Recommendation in the Proxy Statement or Scheme Document (as defined below), (iii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any agreement for an alternative proposal, (iv) cause or allow the Company or its subsidiaries to execute or enter into any agreement for an alternative proposal, other than as provided for in the Transaction Agreement or (v) fail to reaffirm the Board Recommendation in a statement complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with regard to a third party proposal to acquire the Company. Notwithstanding these restrictions, the Board of Directors is permitted, subject to the terms and conditions set forth in the Transaction Agreement, to change its recommendation with respect to the Scheme and the Acquisition to accept a superior proposal to acquire the Company (a “Superior Proposal”) (as more fully described in the Transaction Agreement), subject in each case to the Company complying with certain notice and other rights in favor of Bidder (including affording Bidder an opportunity to discuss amendments to the Transaction Agreement and the transactions contemplated thereby).

The Transaction Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Company and Bidder, subject to the consent of the Irish Takeover Panel (if required). The Transaction Agreement includes customary termination provisions for both the Company and Bidder, including the right of either party to terminate the Transaction Agreement if (i) the Company’s shareholders do not approve the Scheme or the Acquisition, (ii) the Scheme has not become effective by 5:00 p.m., New York City time, on the date that is nine months after the date of the Transaction Agreement or such later date as the Company and Bidder may agree, with the consent of the Irish Takeover Panel or High Court, as required, (iii) the High Court declines or refuses to sanction the Scheme, unless both parties agree to appeal the decision or (iv) if an injunction that is final and non-appealable has been entered permanently prohibiting the consummation of the Acquisition. The Company may terminate the Transaction Agreement if (i) Bidder or Sub breaches, or fails to perform in any material respect covenants or other agreements contained in, the Transaction Agreement and such breach or failure would result in the failure of certain conditions and, if curable, is not cured within the applicable timeframe specified in the Transaction Agreement or (ii) prior to obtaining shareholder approval of the Acquisition, the Board of Directors approves a Superior Proposal (a “Superior Proposal Termination”). Bidder may terminate the Transaction Agreement if (i) the Company breaches, or fails to perform in any material respect any of its covenants or other agreements contained in, the Transaction Agreement and such breach or failure would result in the failure of certain conditions and, if curable, is not cured within the applicable timeframe specified in the Transaction Agreement, (ii) prior to obtaining shareholder approval of the Acquisition, the Board of Directors changes its recommendation to shareholders regarding approval of the Acquisition (a “Change in Recommendation Termination”) or (iii) the Company breaches its obligation under the Transaction Agreement not to solicit a Superior Proposal and such breach, if curable, is not cured within 15 days of written notice of such breach.

In connection with the termination of the Transaction Agreement under certain specified circumstances, including a Change in Recommendation Termination or a Superior Proposal Termination, the Company will be required to reimburse Bidder for an amount equal to its documented, specific, quantifiable third-party costs and expenses incurred, directly or indirectly, by Bidder, Sub or any of their respective subsidiaries or on their behalf, for the purposes of, in preparation for, or in connection with the Acquisition. The gross amount payable by the Company to Bidder for such reimbursement shall not, in any event, exceed 1% of the aggregate value of the Consideration payable with respect to the Company’s shares in connection with the Acquisition or, if the Additional Price Per Share has not been determined in accordance with the terms of the Transaction Agreement at such time, the aggregate value of the Base Price Per Share payable with respect to the Company’s shares in connection with the Acquisition (excluding, in each case, any interest in such share capital held by Bidder or any certain parties considered to be acting in concert with it in accordance with the Irish Takeover Rules).

Pursuant to the Transaction Agreement, Bidder and Sub have the right to elect, subject to compliance with the Irish Takeover Rules and with the consent of the Irish Takeover Panel, to implement the Acquisition by way of an offer to purchase the entire issued and to be issued share capital of the Company (other than any shares of the Company beneficially owned by Bidder or Sub or any of their respective subsidiaries or holding companies, or any subsidiary of the holding companies (if any) as an alternative to the Scheme (a “Takeover Offer”). In such an event, the Takeover Offer will be implemented on the same terms (subject to appropriate amendments, including without limitation an acceptance condition set at 80% of the shares to which such offer relates), so far as applicable, as those which would apply to the Scheme. If Bidder and Sub exercise their right to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Transaction Agreement and with the Irish Takeover Panel’s consent, such Takeover Offer would be made in compliance with the tender offer rules as promulgated pursuant to the Exchange Act.

The foregoing description of the Transaction Agreement and the Conditions Appendix is qualified in its entirety by reference to the full text of the Transaction Agreement and the Conditions Appendix, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto and are incorporated herein by reference.

The Transaction Agreement has been included as an exhibit to this Current Report on Form 8-K (this “Current Report”) to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Bidder, Sub or their respective subsidiaries and affiliates. The Transaction Agreement contains representations and warranties by the Company, on the one hand, and Bidder and Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Transaction Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Transaction Agreement. Moreover, certain representations and warranties in the Transaction Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Bidder and Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Transaction Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Bidder, Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Director’s Irrevocable Undertaking

In connection with the execution of the Transaction Agreement, all of the Company’s directors have entered into Irrevocable Undertakings (the “Irrevocable Undertakings”) in favor of Bidder and Sub. The Irrevocable Undertakings provide that, among other things, each director irrevocably agrees to vote (or procure the vote of) all shares held by such individual in favor of the Scheme and the Acquisition, or if applicable, to accept the Takeover Offer, upon the terms and subject to the conditions of such agreements. The shares subject to the Irrevocable Undertakings comprise approximately 0.42% of the outstanding ordinary shares of the Company. The Irrevocable Undertakings will terminate upon certain circumstances, including upon termination of the Transaction Agreement.

The foregoing description of the Irrevocable Undertaking is qualified in its entirety by reference to the full text of the Irrevocable Undertaking, a copy of which is filed as Exhibit 2.3 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 20, 2025, the Company, Bidder and Sub issued the Rule 2.7 Announcement pursuant to Rule 2.7 of the Irish Takeover Rules. The full text of the Rule 2.7 Announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on August 20, 2025, copies of the documents attached hereto as Exhibit 99.2 and Exhibit 99.3 were disseminated in connection with the announcement of the entry into the Transaction Agreement and are incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

No Offer or Solicitation

This Current Report is for information purposes only and is not intended to, and does not, constitute or form part of any recommendation or offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any proxy, vote or approval in any jurisdiction, whether pursuant to this Current Report or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The Acquisition will be made solely by means of a document to be distributed to the Company’s shareholders containing a description of the Scheme and such other notices as required pursuant to applicable law (the “Scheme Document”) (or, if applicable, documents related to a Takeover Offer), which will contain the full terms and conditions of the Acquisition, including details of how the Company’s shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Scheme Document (or, if applicable, documents related to a Takeover Offer).

Important Additional Information and Where to Find It

In connection with the Acquisition, the Company intends to file with the Securities and Exchange Commission (“SEC”) a Proxy Statement relating to the Scheme Meeting and the EGM (which will include the Scheme Document). The definitive Proxy Statement will be sent to the Company’s shareholders as of the record date(s) to be established for voting at the Scheme Meeting and EGM. This Current Report is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF COMPANY SHARES ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Scheme Meeting or the EGM to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme Document). The Proxy Statement, if and when filed, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at the Company’s website https://ir.muraloncology.com/. The Company’s shareholders will also be able to obtain, without charge, a copy of the Proxy Statement (including the Scheme Document) and other relevant documents (when available) by directing a written request to the Company, Attn: Chief Legal Officer, Mural Oncology plc, Ten Earlsfort Terrace, D02 T380, Dublin 2, Ireland or by phone to 00 353 920 1000 or by contacting Investor Relations, via email at ir@muraloncology.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Acquisition and any other matters to be voted on at the Scheme Meeting or the EGM. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2025 annual general meeting of shareholders, filed with the SEC on April 28, 2025. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the Company’s shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement (which will contain the Scheme Document) related to the Acquisition and other relevant materials to be filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this Current Report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company, Bidder or Sub. Forward-looking statements are intended to be identified by words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “believe”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include but are not limited to statements regarding the Company, Bidder and Sub’s intention to consummate the Acquisition, the approval of the Acquisition by the Company’s shareholders, the payment of any Additional Price Per Share to the Company’s shareholders, and the expected timing of the Closing.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different from those expressed or implied by such forward-looking statements. Risks and uncertainties that may cause actual results to differ from expectations include: uncertainties as to the timing and completion of the Scheme Meeting and EGM; uncertainties as to the approval by the Company’s shareholders of the required resolutions at the Scheme Meeting and the EGM; the possibility that closing conditions for the Acquisition may not be satisfied or waived, including the failure to receive sanction of the Scheme by the High Court; risks that ongoing costs to the Company will result in the Company’s actual closing net cash on the Closing Net Cash Calculation Date not exceeding the Estimated Closing Net Cash, which will mean that no Additional Price Per Share is paid to the Company’s shareholders; the other risks and uncertainties pertaining to the Company’s business, including those described in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as the Company’s subsequent filings with the SEC, including the Proxy Statement; and other potential risks and uncertainties related to Bidder, including those described in more detail in Bidder’s most recent filing on Form 10-Q and other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All subsequent oral or written forward-looking statements attributable to the Company, Bidder or Sub or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. None of the Company, Bidder or Sub undertake any obligation to update or revise the forward-looking statements contained in this Current Report, whether as a result of new information, future events or otherwise, except to the extent legally required.

Responsibility Statement Required by the Irish Takeover Rules

The members of the Board of Directors accept responsibility for the information contained in this Current Report. To the best of the knowledge and belief of the members of the Board of Directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this Current Report is in accordance with the facts and does not omit anything likely to affect the import of such information.

No Profit Forecast or Merger Benefit Statement

No statement in this Current Report is intended to constitute a profit forecast or profit estimate for any period, nor should any statement be interpreted to mean that earnings or earnings per share of the Company will, for the current or future financial years or other periods, necessarily match or be greater or lesser than those for the relevant preceding financial periods. No statement in this Current Report constitutes an asset valuation or a quantified financial benefits statement within the meaning of the Irish Takeover Rules.

Disclosure Requirements of the Irish Takeover Rules

Under Rule 8.3(b) of the Irish Takeover Rules, any person who is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of the Company must disclose all “dealings” in such “relevant securities” during the “offer period”. The disclosure of a “dealing” in “relevant securities” by a person to whom Rule 8.3(b) applies must be made by no later than 3:30pm (U.S. Eastern Time) on the “business day” following the date of the relevant “dealing”. A dealing disclosure must contain the details specified in Rule 8.6(b) of the Irish Takeover Rules, including details of the dealing concerned and of the person’s interests and short positions in any “relevant securities” of the Company.

All “dealings” in “relevant securities” of the Company by a bidder, or by any party acting in concert with a bidder, must also be disclosed by no later than 12:00 noon (U.S. Eastern Time) on the “business day” following the date of the relevant “dealing”.

If two or more persons co-operate on the basis of an agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of the Company, they will be deemed to be a single person for the purpose of Rule 8.3(a) and (b) of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose “relevant securities” dealing disclosures should be made, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

General

The release, publication or distribution of this Current Report in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this Current Report and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such restricted jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, each of the Company, Bidder and Sub disclaims any responsibility or liability for the violations of any such restrictions by any person.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit

2.1+	Transaction Agreement, dated August 20, 2025, by and among XOMA Royalty Corporation, XRA 5 Corp. and Mural Oncology plc.

2.2	Appendix I to the Rule 2.7 Announcement, dated as of August 20, 2025.

2.3	Form of Director’s Irrevocable Undertaking

99.1	Rule 2.7 Announcement, dated August 20, 2025.

99.2	Rule 2.10 Letter to Shareholders, dated August 20, 2025

99.3	Rule 2.10 Letter to Employees, dated August 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mural Oncology plc

Date: August 20, 2025	By:	/s/ Caroline Loew
Caroline Loew, Ph.D.
Chief Executive Officer (Principal Executive Officer)